EXHIBIT 99.2

          Consent of Ansbacher Bank and Trust Company (Cayman) Limited

         The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Bank and Trust Company (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  January 6, 2005

                                          ANSBACHER BANK AND TRUST COMPANY
                                          (CAYMAN) LIMITED


                                          By: /s/ Steven O'Dwyer
                                              ---------------------------
                                              Name:   Steven O'Dwyer
                                              Title:  Authorized Signatory


                                          By: /s/ Tanya Dube
                                              ---------------------------
                                              Name:   Tanya Dube
                                              Title:  Authorized Signatory